Exhibit 99.1

Oxford Square Capital Corp. Announces Net Asset Value and Selected Financial Results for the Quarter Ended September 30, 2020 and Declaration of Distributions of Common Stock for the Months Ending January 31, February 28, and March 31, 2021.

GREENWICH, CT – 10/27/2020 –Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQL) (NasdaqGS: OXSQZ) (the “Company,” “we,” “us” or “our”) announced today its financial results and related information for the quarter ended September 30, 2020.

●	As of September 30, 2020, net asset value (“NAV”) per share was $3.85, compared with the NAV per share of $3.54 at the prior quarter end.

o	For the quarter ended September 30, 2020 we recorded GAAP net investment income of approximately $4.3 million, or $0.09 per share, which was approximately equal to the net investment income earned during the second quarter of 2020.

o	We recorded net unrealized appreciation of approximately $20.9 million and net realized losses on investments of approximately $4.4 million for the quarter ended September 30, 2020, compared to net unrealized appreciation of approximately $19.0 million and net realized losses on investments of approximately $2.8 million for the quarter ended June 30, 2020.

o	In total, we had a net increase in net assets from operations of approximately $20.8 million, or $0.42 per share, for the quarter ended September 30, 2020, compared with a net increase in net assets from operations of approximately $20.6 million, or $0.41 per share, for the quarter ended June 30, 2020.

●	Total investment income for the quarter ended September 30, 2020 amounted to approximately $8.2 million, compared with approximately $8.3 million for the quarter ended June 30, 2020. For the quarter ended September 30, 2020 the components of investment income were as follows:

●	$4.5 million from our debt investments,

●	$3.6 million from our CLO equity investments, and

●	$0.2 million from all other sources.

●	Our total expenses for the quarter ended September 30, 2020 were approximately $4.0 million, compared with total expenses of approximately $3.9 million for the second quarter of 2020.

●	During the third quarter of 2020, we made investments of approximately $18.3 million and received proceeds of approximately $8.3 million from sales of investments, and $0.6 million from repayments and amortization payments on our debt investments.

●	As of September 30, 2020, the following metrics applied (note that none of these values represents a total return to shareholders):

o	The weighted average yield of our debt investments was 8.3% at current cost, compared with 8.1% as of June 30, 2020.

o	The weighted average effective yield of our CLO equity investments at current cost was 7.7%, compared with 7.1% as of June 30, 2020.

o	The weighted average cash distribution yield of our cash income producing CLO equity investments at current cost was 11.7%, compared with 11.6% as of June 30, 2020.

●	Our weighted average credit rating was 2.3 based on total fair value and 2.5 based on total principal value as of September 30, 2020, which is unchanged compared to June 30, 2020.

●	As of September 30, 2020, we had two debt investments on non-accrual status, with a combined fair value of $5.7 million. Also, as of September 30, 2020, our preferred equity investments in one of our portfolio companies were on non-accrual status, which had zero fair value.

●	On October 22, 2020, our Board of Directors declared the following distributions on our common stock:

Month Ending	Record Date	Payment Date	Amount Per Share
January 3l, 2021	January 15, 2021	January 29, 2021	$0.035
February 28, 2021	February 12, 2021	February 26, 2021	$0.035
March 31, 2021	March 17, 2021	March 31, 2021	$0.035

In light of current economic and market conditions, including as a result of the global crisis caused by the spread of the COVID-19 virus, we believe that no reliance should be placed on these distributions representing the prospect for any particular level of common stock distributions for any periods in the future.

We will host a conference call to discuss our third quarter results today, Tuesday, October 27, 2020 at 9:00 AM ET. Please call 1-888-339-0740 to participate. A recording of the conference call will be available to replay for approximately 30 days following the call. The replay number is 1-877-344-7529, and the replay passcode is 10149450.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

OXFORD SQUARE CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Non-affiliated/non-control investments (cost: $443,810,054 and $467,828,907, respectively)	$295,267,639	$361,985,203
Affiliated investments (cost: $16,836,822 and $16,836,822, respectively)	—	2,816,790
Cash equivalents	2,220,960	14,410,486
Restricted cash	—	2,050,452
Interest and distributions receivable	1,539,157	3,480,036
Other assets	690,468	523,626
Total assets	$299,718,224	$385,266,593
LIABILITIES
Notes payable – 6.50% Unsecured Notes (net of deferred issuance costs of $1,136,908 and $1,380,658, respectively)	$63,233,317	$62,989,567
Notes payable – 6.25% Unsecured Notes (net of deferred issuance costs of $1,301,850 and $1,476,878, respectively)	43,488,900	43,313,872
Notes payable – Credit Facility (net of deferred issuance costs of $0 and $10,051)	—	28,080,550
Base management fee and net investment income incentive fee payable to affiliate	1,123,449	1,480,653
Accrued interest payable	481,261	632,235
Accrued expenses	422,828	771,174
Total liabilities	108,749,755	137,268,051
COMMITMENTS AND CONTINGENCIES (Note 13)
NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 49,589,607 and 48,448,987 shares issued and outstanding, respectively	495,895	484,489
Capital in excess of par value	457,810,322	451,839,302
Total distributable earnings/(accumulated losses)	(267,337,748)	(204,325,249)
Total net assets	190,968,469	247,998,542
Total liabilities and net assets	$299,718,224	$385,266,593
Net asset value per common share	$3.85	$5.12

OXFORD SQUARE CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income – debt investments	$4,492,647	$7,114,678	$15,020,284	$21,695,535
Income from securitization vehicles and investments	3,568,516	6,131,870	11,545,539	19,628,276
Other income	163,976	162,796	738,625	887,662
Total investment income from non-affiliated/non-control investments	8,225,139	13,409,344	27,304,448	42,211,473
From affiliated investments:
Dividend income – non-cash	—	673,706	—	7,009,592
Total investment income from affiliated investments	—	673,706	—	7,009,592
Total investment income	8,225,139	14,083,050	27,304,448	49,221,065
EXPENSES
Interest expense	1,908,206	2,522,451	5,988,116	7,478,451
Base management fees	1,123,450	1,729,152	3,365,332	5,223,813
Professional fees	321,059	349,564	1,228,794	1,071,633
Compensation expense	185,659	195,034	554,288	622,937
General and administrative	416,486	349,662	1,195,166	1,232,254
Total expenses before incentive fees	3,954,860	5,145,863	12,331,696	15,629,088
Net investment income incentive fees	—	—	—	3,511,493
Total expenses	3,954,860	5,145,863	12,331,696	19,140,581
Net investment income	4,270,279	8,937,187	14,972,752	30,080,484
Net change in unrealized appreciation/(depreciation) on investments:
Non-affiliated/non-control investments	21,580,813	(34,478,523)	(42,698,711)	(42,201,632)
Affiliated investments	(634,089)	(7,131,376)	(2,816,790)	(14,009,646)
Total net change in unrealized appreciation/(depreciation) on investments	20,946,724	(41,609,899)	(45,515,501)	(56,211,278)
Net realized gains/(losses):
Non-affiliated/non-control investments	(4,368,235)	(432,246)	(7,405,716)	(1,709,816)
Extinguishment of debt	—	(5,506)	(5,211)	(56,592)
Total net realized losses	(4,368,235)	(437,752)	(7,410,927)	(1,766,408)
Net increase/(decrease) in net assets resulting from operations	$20,848,768	$(33,110,464)	$(37,953,676)	$(27,897,202)
Net increase in net assets resulting from net investment income per common share (Basic and Diluted)	$0.09	$0.19	$0.30	$0.63
Net increase/(decrease) in net assets resulting from operations per common share (Basic and Diluted)	$0.42	$(0.69)	$(0.77)	$(0.59)
Weighted average shares of common stock outstanding (Basic and Diluted)	49,589,607	47,740,799	49,439,478	47,681,235
Distributions per share	$0.105	$0.201	$0.507	$0.602

FINANCIAL HIGHLIGHTS – (unaudited)

Financial highlights for the three and nine months ended September 30, 2020 and 2019, respectively, are as follows:

Per Share Data	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Net asset value as of beginning of period	$3.54	$6.31	$5.12	$6.60
Net investment income(1)	0.09	0.19	0.30	0.63
Net realized and unrealized gains/(losses)(2)	0.33	(0.88)	(1.06)	(1.21)
Net increase/(decrease) in net asset value from operations	0.42	(0.69)	(0.76)	(0.58)
Distributions per share from net investment income	(0.09)	(0.17)	(0.42)	(0.51)
Tax return of capital distributions(3)	(0.02)	(0.03)	(0.09)	(0.09)
Total distributions	(0.11)	(0.20)	(0.51)	(0.60)
Effect of shares issued/repurchased, gross	—	—	—	—
Net asset value at end of period	$3.85	$5.42	$3.85	$5.42
Per share market value at beginning of period	$2.80	$6.40	$5.44	$6.47
Per share market value at end of period	$2.47	$6.23	$2.47	$6.23
Total return based on Market Value(4)	(8.22)%	0.46%	(46.71)%	5.69%
Total return based on Net Asset Value(5)	11.72%	(10.92)%	(14.90)%	(8.76)%
Shares outstanding at end of period	49,589,607	47,790,071	49,589,607	47,790,071

Ratios/Supplemental Data(8)
Net assets at end of period (000’s)	$190,968	$258,960	$190,968	$258,960
Average net assets (000’s)	183,148	279,978	186,744	301,766
Ratio of operating expenses to average net assets(6)	8.64%	7.35%	8.80%	8.46%
Ratio of net investment income to average net assets(6)	9.33%	12.77%	10.69%	13.29%
Portfolio turnover rate(7)	3.22%	1.18%	15.71%	9.07%
____________

(1)	Represents per share net investment income for the period, based upon weighted average shares outstanding.
(2)	Net realized and unrealized gains/(losses) include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year. The amounts and sources of distributions reported are only estimates (based on an average of the reported tax character historically) and are not being provided for U.S. tax reporting purposes.
(4)	Total return based on market value equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts. Total return is not annualized.
(5)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value. Total return is not annualized.
(6)	Annualized.
(7)	Portfolio turnover rate is calculated using the lesser of the year-to-date cash investment sales and debt repayments or year-to-date cash investment purchases over the average of the total investments at fair value.
(8)	The following table provides supplemental performance ratios (annualized) measured for the three and nine months ended September 30, 2020 and 2019:

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Ratio of operating expenses to average net assets:
Operating expenses before incentive fees	8.64%	7.35%	8.80%	6.91%
Net investment income incentive fees	—%	—%	—%	1.55%
Ratio of expenses, excluding interest expense	4.47%	3.75%	4.53%	5.15%

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy.  Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280